SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                             ____________

                               FORM 8-K

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) November 19, 1996



                          BROWN GROUP, INC.
       (Exact name of registrant as specified in its charter)



                               New York
    (State or other jurisdiction of incorporation or organization)


        1-2191                                      43-0197190
(Commission File Number)               (IRS Employer Identification Number)


       8300 Maryland Avenue
       St. Louis, Missouri                               63105
(Address of principal executive offices)               (Zip Code)



                           (314) 854-4000
         (Registrant's telephone number, including area code)



                           NOT APPLICABLE
        (Former name, former address and former fiscal year, if changed since last report)





                           Page 1 of 9 Pages

Item 5. Other Events
        ------------

        On November 19, 1996, Brown Group, Inc. announced its operating results for the thirteen weeks ended
        November 2, 1996, and for the nine months ended
        November 2, 1996. Attached as an exhibit to this report is a copy of a press release issued on November 19, 1996, which press release is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits
        --------------------------------------------------------

        Exhibit No.      Description of Exhibit
        -----------      ----------------------

           99.1          Press release dated November 19, 1996.




                                              SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BROWN GROUP, INC.
                                (Registrant)




                       By   /s/ H. E. Rich
                          -----------------------------
                          Executive Vice President and
                          Chief Financial Officer and on
                          Behalf of the Corporation as
                          the Principal Financial Officer


Date: November 19, 1996

                                                Exhibit 99.1


                     FOR IMMEDIATE RELEASE

      BROWN GROUP THIRD QUARTER EARNINGS RISE 32.8 PERCENT


ST. LOUIS, MISSOURI, November 19, 1996 . . . Brown Group, Inc. (NYSE: BG) reported net earnings in the third fiscal quarter ended November 2, 1996 of $12,905,000 or 73 cents per share, compared to $9,715,000 or 55 cents per share in the 1995 third quarter, an increase of 32.8 percent.

Consolidated net sales for the third quarter were $420,347,000 compared to $406,921,000 in 1995, an increase of 3.3 percent.

For the first nine months of fiscal 1996, earnings were $18,946,000 or $1.07 per share, compared to a loss for the first nine months of fiscal 1995 of $3,077,000 or 17 cents per share, which included a net charge of $4,012,000 or 23 cents per share related to factory closings.

Consolidated net sales for the first nine months of fiscal 1996 were $1,166,115,000 compared to $1,107,224,000 in 1995, an increase of 5.3 percent.

Announcement of these results was made by B. A. Bridgewater, Jr., Chairman of the Board, President and Chief Executive Officer, who said:

     "We are pleased to report a 32.8 percent earnings increase on moderately higher sales in the very important third quarter, reflecting strong back-to-school results at Famous
     Footwear and continued improvement at our wholesale operations.

     "Operating earnings at Famous Footwear, our largest division, increased 46.0 percent to $14,300,000 in the third quarter. Sales were up 8.9 percent to $223,300,000. Same-store sales were up 10.4 percent in the back-to-school month of August, but declined in September and October, resulting in a same-store sales increase of 2.9 percent for the quarter. Through the first two weeks in November, Famous Footwear has returned to a pattern of same-store sales increases.

     "Famous Footwear's third quarter operating earnings improvement reflects higher margin rates and better leveraging of the expense base as the more than 350 stores opened since the beginning of 1994 begin to mature.' For the first nine months of fiscal 1996, operating earnings are up 49.5 percent to $26,400,000. Year-to-date sales are $607,500,000, an increase of 10.2 percent over last year, with same-store sales up 1.1 percent. There were 783 stores in operation at quarter-end.

     "Sales at Naturalizer Retail were also higher in the third quarter; however lower margins resulted in an operating loss compared to a slight operating profit last year. Same-store sales were up 2.2 percent for the quarter. There were 352 stores in operation at the end of the third quarter.

     "Although sales were slightly lower at the company's wholesale operations -- Brown Shoe Company and Pagoda -- operating earnings doubled to $8,800,000 (excluding last year's $4,950,000 LIFO recovery related to plant closings.) This gain reflects a continuing strong turnaround at Brown Shoe Company, where operating earnings in the quarter increased by $5,100,000. Sales of the company's leading brands were higher overall for the quarter, led by an outstanding performance by Life Stride; margins improved and expenses were lower.

     "Pagoda's operating earnings declined by $700,000 to $4,400,000 in the quarter, reflecting sales gains at Pagoda
     U.S.A. offset by higher expenses related to International operations.

     "During the third quarter, Pagoda signed a licensing agreement with Lucas Films to produce footwear featuring characters from the Star Wars trilogy. The trilogy films are planned for re-release in February 1997. Limited quantities of the company's Star Wars footwear already are available at retail, with Pagoda expecting strong sales beginning in the first quarter of 1997.

     "The company's Canadian Operations reported operating earnings of $1,900,000, a 3.7 percent increase on slightly lower sales of $17,700,000 in the third quarter. Strong gains were reported by the retail operations, with a 4.7 percent increase in same-store sales, improved margins and a lower expense rate. Operating earnings were slightly lower at wholesale due to lower margins from the sale of imported children's footwear.

     "In October, Brown Group completed a $100 million financing to pay down short-term bank debt and enable bank borrowing to be used principally to meet seasonal requirements. The 9-1/2 percent senior notes are due October 15, 2006. Brown Group's balance sheet is thus positioned to support long-term growth, investment in operations, and a continued focus on building shareholder value.

     "In summary, Brown Group has made good progress to-date in fiscal 1996. The third quarter is our seasonally strongest period, and the results announced today confirm the leverage provided by the operating improvements we have made throughout the company.

     "We are particularly encouraged by the progress at our wholesale operations, including the turnaround and return to profitability at Brown Shoe Company this year. The wholesale businesses should continue to show improvement, with substantially higher unfilled order positions at both Brown Shoe and Pagoda, and strong branded and licensed product sales worldwide at Pagoda. Although the marketplace will continue to be highly competitive, Brown Group is well-positioned for continued improvements in the fourth quarter and in fiscal 1997."

Safe Harbor Statement Under the Private Securities Litigation Act of 1995: This press release contains certain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially. These include general economic conditions, competition, consumer apparel and footwear buying trends, and political and economic conditions in Brazil and China, which are significant footwear sourcing countries. The Company's reports to the Securities and Exchange Commission from time to time contain detailed information relating to such factors.

Brown Group, Inc. is a $1.6 billion footwear company with worldwide operations. The company operates the Famous Footwear, Naturalizer and F. X. LaSalle chains of footwear retail stores and markets leading brands including Naturalizer, Life Stride NaturalSport, the Larry Stuart Collection, le coq sportif athletic footwear, and licensed brands including Dr. Scholl's and Disney character footwear.

                        BROWN GROUP, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Thousands, except per share)         Three Months Ended     Nine Months Ended
                                     --------------------    -----------------
                                       Nov. 2,    Oct. 28,     Nov. 2,    Oct. 28,
                                        1996       1995        1996         1995
                                     ---------   --------   ----------- ------------
Net Sales                            $ 420,347  $ 406,921   $ 1,166,115  $ 1,107,224

Cost of Goods Sold                     264,160    262,912       729,530      726,511
                                     ---------  ---------   -----------  -----------
Gross Profit                           156,187    144,009       436,585      380,713

Selling and Administrative Expenses    134,061    125,004       395,531      370,345

Interest Expense                         4,445      3,858        13,700       11,738

Other (Income) Expense                    (672)    (2,364)         (812)       1,058
                                     ---------  ---------   -----------  -----------
Earnings (Loss) Before Income Taxes     18,353     17,511        28,166       (2,428)

Income Tax                               5,448      7,796         9,220          649
                                     ---------  ---------   -----------  -----------
Net Earnings (Loss)                  $  12,905  $   9,715   $    18,946  $    (3,077)
                                     =========  =========   ===========  ===========

Net Earnings (Loss) per Common Share $     .73  $     .55   $      1.07  $     (. 17)
                                     =========  =========   ===========  ===========

Average Shares of Common
    Stock Outstanding                   17,702     17,584        17,651       17,590



Note: Results for 1995 include the cost of factory closings; results for 1995 and 1996 include credits from associated LIFO inventory liquidation. The effect on the third quarter of 1995 was an aftertax credit of $3,218,000 or 18 cents per share. For the nine months ended November 2, 1996, liquidation of LIFO inventory resulted in an aftertax credit of $2,500,000, or 14 cents per share; there was no effect on the quarter ended November 2, 1996. The effect on the nine month period of 1995 was a net aftertax charge of $4,012,000 or 23 cents per share.

                           BROWN GROUP, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands)

                                                    November 2,   October 28,
ASSETS                                                 1996          1995
                                                    -----------   -----------
Cash and Cash Equivalents                            $  28,091     $  28,662
Receivables, Net                                        87,425        94,420
Inventories (less reserve for valuation to last-in,
   first-out cost at November 2, 1996 of $19,646
   and October 28, 1995 of $29,682)                    408,813       356,340
Other Current Assets                                    39,378        47,907
                                                     ---------     ---------
   Total Current Assets                                563,707       527,329

Property, Plant and Equipment - Net                     84,782        94,784
Other Assets                                            71,653        64,447
                                                     ---------     ---------
                                                     $ 720,142     $ 686,560
                                                     =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes Payable and Current Maturities
   of Long-Term Debt                                 $  44,000     $ 109,256
Other Current Liabilities                              211,253       209,658
                                                     ---------     ---------
   Total Current Liabilities                           255,253       318,914

Long-Term Debt and Capitalized Leases                  199,023       107,469
Other Liabilities                                       25,446        29,873
Shareholders' Equity                                   240,420       230,304
                                                     ---------     ---------
                                                     $ 720,142     $ 686,560
                                                     =========     =========